UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2006

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor

Las Vegas, Nevada 89101

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As a result of weaker than anticipated financial performance at the casino facilities of The Majestic Star Casino, LLC (the “Company”) during the three-month period ended June 30, 2006, and the possibility of weak future results for third and fourth quarter of 2006, the Company will likely need to amend the Interest Coverage Ratio and Minimum EBITDA covenants contained in the Loan and Security Agreement to the Company’s $80.0 million credit facility, as amended, in order to remain in compliance with said financial covenants. The Company anticipates that it will be successful in negotiating with the bank lending group amended Interest Coverage Ratio and Minimum EBITDA covenants to remain in compliance with these financial covenants and the terms and conditions of the Loan and Security Agreement, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2006	THE MAJESTIC STAR CASINO, LLC
	By:	/s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer
THE MAJESTIC STAR CASINO CAPITAL CORP.
	By:	/s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer